SPECIMEN SERIES C SHARE CERTIFICATES

NUMBER	SHARES

_________C

RNK GLOBAL DEVELOPMENT ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

SERIES C SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP ____________

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF

THE PAR VALUE OF $0.0001 EACH OF

RNK GLOBAL DEVELOPMENT ACQUISITION CORP.

transferable in accordance with the Articles of Association of the Company, as amended.  Capitalized terms not otherwise defined shall have the meanings assigned to them in the Company’s Amended and Restated Memorandum and Articles of Association.  Public shareholders who hold Series C Shares will not be entitled to (1) redeem all or a portion of such Series C Shares in connection with the Acquisition Transaction, (2) share ratably in the Trust Account, or (3) participate in a Post-Acquisition Transaction Tender Offer.  The Series C Shares will be automatically consolidated with all other classes of the Company’s Ordinary Shares upon consummation of the Company’s initial Acquisition Transaction or  Post-Acquisition Tender Offer, as the case may be.  The Company will be forced to liquidate if it is unable to complete an Acquisition Transaction by _________, or if it is unable to commence or complete a Post Acquisition Tender Offer by ___________ or __________, respectively, all as more fully described in the Company’s final prospectus dated _______, 2012.  This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.  Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Secretary

RNK GLOBAL DEVELOPMENT ACQUISITION CORP.

CORPORATE

SEAL 2012

BRITISH VIRGIN ISLANDS

RNK GLOBAL DEVELOPMENT ACQUISITION CORP.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.  This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Amended and Restated Memorandum and Articles of Association of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of Series C Shares (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common

TEN ENT  -  as tenants by the entireties

JT TEN  -  as joint tenants with right of survivorship

and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said share on the books of the within named Corporation will full power of substitution in the premises.

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Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall not have any right or interest of any kind in or to the trust account.

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